UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant            ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
InnerWorkings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐    Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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09 October 2019
NOTICE OF ADJOURNMENT OF ANNUAL MEETING
PLEASE VOTE YOUR PROXY TODAY
Dear Stockholder,
You recently received proxy materials relating to the 2019 annual meeting of stockholders for InnerWorkings, Inc. that was scheduled to be held on October 4, 2019. This important notice is to inform you that the annual meeting has been adjourned until November 1, 2019 at 11:00 a.m. local time, to allow stockholders additional time to review the proxy materials and vote on all proposals. The adjourned meeting will be held at InnerWorkings’ offices at 203 N. LaSalle Street, Chicago, IL 60601.
You should refer to the proxy materials previously mailed to you for additional information. The Board of Directors unanimously recommends a vote “FOR” all proposals.
If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent Morrow Sodali, LLC at 800-662-5200.
Thank you very much. We appreciate your support.
If you have recently mailed your proxy card or cast your vote by phone or Internet, please accept our thanks and disregard this request.